Exhibit No. (21)

KIMBERLY-CLARK CORPORATION
CONSOLIDATED SUBSIDIARIES

     The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2002.

     This list includes all subsidiaries. The place of incorporation or organization is next to the name of the company.

Consolidated Subsidiaries
 Abdelia Comercial Ltda., Brazil
 Andrex Limited, United Kingdom
*Arabian Medical Products Manufacturing Company, Saudi Arabia
 Avent, Inc., Delaware
 Avent de Honduras, S.A. de C.V., Honduras
 Avent, S.A. de C.V., Mexico
 Avent Slovakia, Inc., Delaware
 Avent Slovakia s.r.o., Slovakia
 Ballard Medical Products, Utah
 Ballard Medical Products (Canada) Inc., Ontario, Canada
 Balmoral Participacoes Ltda., Brazil
 Beco, Inc., Wisconsin
 Cabin Bluff Partners, Delaware
 Cape Chignecto Lands Limited, Nova Scotia, Canada
*Carlkim (Proprietary) Limited, South Africa
*Carlton Paper Products (Proprietary) Limited, South Africa
*Carlton Paper of South Africa (Proprietary) Limited, South Africa
 Celulosa de Turrialba, S.A., Costa Rica
*City Land Corporation (Proprietary) Limited, South Africa
*Colombiana Kimberly Colpapel S.A., Colombia
 Delaware Overseas Finance, Inc., Delaware
 Durafab, Inc., Texas
 ELF 1 Papier GmbH, Germany
 Excell Paper Sales Co., Pennsylvania
 Excell Paper Sales LLC, Delaware
*Fisbra Industria e Comecio Ltd., Brazil
*Gerinconfort Industria e Comercio de Productus Higienicos Ltd., Brazil *H-K Overseas Holland B.V., Netherlands
 Hakle Kimberly Deutschland GmbH, Germany
 Hakle Kimberly Papiervertriebs GmbH, Austria
 Hakle-Kimberly Switzerland GmbH, Switzerland
 Hercules Global Investments, Cayman Islands
 Historic Hospitality Investments LLC, Texas

*Hogla Kimberly, Limited, Israel
*Hogla Kimberly Marketing Limited, Israel
 Hopewell International Insurance Ltd. (Inactive), Bermuda
 Housing Horizons, LLC, Texas
*Industrial Helvetia S.A., Chile
 Industrial Mimosa S.A., Uruguay
 K-C Advertising, Inc., Delaware
 K-C Enterprise Venezuela C.A., Venezuela
 K-C Equipment Finance L.P., United Kingdom
 K-C Financial Services Investment Company, Delaware
 K-C Guernsey I Ltd., Isle of Guernsey
 K-C Guernsey II Ltd., Isle of Guernsey
 K-C Holder Spain S.L., Spain
 K-C Nevada, Inc., Nevada
 KC Tower Corporation,
*KCA Nominees Pty. Limited, Australia
*KCA Retirement Fund Pty. Limited, Australia
 KCC Comercial Ltda., Sao Paulo, Brazil
*K.C.S.A. Holdings (Proprietary) Limited, South Africa
*Kimberly Bolivia S.A., Bolivia
 Kimberly-Clark (Barbados) Holding Ltd., Barbados
 Kimberly-Clark (China) Investment Co., Ltd., People's Republic of China Kimberly-Clark Argentina S.A., Argentina
 Kimberly-Clark Argentina Holdings S.A., Argentina
 Kimberly-Clark AB, Sweden
 Kimberly-Clark a.s., Czech Republic
 Kimberly-Clark Asia Holdings Pte. Ltd., Singapore
 Kimberly-Clark Asia Pacific Pte. Ltd., Singapore
 Kimberly-Clark Australia Finance Pty. Limited, Australia
 Kimberly-Clark Australia Holdings Pty. Limited, Australia
*Kimberly-Clark Australia Pty. Limited, Australia
 Kimberly-Clark Benelux Holdings B.V., Netherlands
 Kimberly-Clark B.V., Netherlands
 Kimberly-Clark Brasil Holdings Limitada, Brazil
 Kimberly-Clark Canada Inc., Ontario, Canada
 Kimberly-Clark Canada Investment Incorporated, Nova Scotia, Canada Kimberly-Clark Canada Services Corporation, Ontario, Canada
 Kimberly-Clark Cayman Islands Company, Cayman Islands
 Kimberly-Clark Cayman Islands Finance Company, Cayman Islands
 Kimberly-Clark Cayman Islands Holding Company, Cayman Islands
 Kimberly-Clark Cyprus Ltd., Cyprus
 Kimberly-Clark CBG (Handan) Hygienic Products Co., Ltd., People's Republic of
    China
 Kimberly-Clark CBG Hygienic Products Co. Ltd., Nanjing, People's Republic of
    China
 Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, People's
    Republic of China
 Kimberly-Clark CBG Hygienic Products Company Limited, Kunming, People's
    Republic of China

*Kimberly-Clark Central American Holdings, S.A., Panama
 Kimberly-Clark Chengdu Hygienic Products Services Company Ltd., People's
    Republic of China
*Kimberly-Clark Chile S.A., Chile
 Kimberly-Clark Colombia Limitada, Colombia
 Kimberly-Clark Costa Rica, S.A., Costa Rica
*Kimberly-Clark de Centro America, S.A., El Salvador
 Kimberly-Clark do Brasil Limitada, Brazil
 Kimberly-Clark Denmark Holdings ApS, Denmark
*Kimberly-Clark Dominicana, S.A., Dominican Republic
 Kimberly-Clark Dublin Finance Ltd., United Kingdom
*Kimberly-Clark Ecuador, S.A., Ecuador
 Kimberly-Clark Europe Limited, United Kingdom
 Kimberly-Clark European Investment B.V., Netherlands
 Kimberly-Clark European Services Limited, United Kingdom
 Kimberly-Clark Far East Pte. Limited, Singapore
 Kimberly-Clark Finance Ltd., United Kingdom
 Kimberly-Clark Financial Services, Inc., Tennessee
 Kimberly-Clark Forestal S.A., Spain
 Kimberly-Clark Foundation, Inc., Wisconsin
 Kimberly-Clark France Finance SNC, France
 Kimberly-Clark France Holdings SARL, France
 Kimberly-Clark France Operations, France
 Kimberly-Clark France Ventures, France
 Kimberly-Clark Global Finance, Bermuda
 Kimberly-Clark Global Sales, Inc., Delaware
*Kimberly-Clark Guatemala S.A., Guatemala
 Kimberly-Clark HmbH, Austria
 Kimberly-Clark Holding Limited, United Kingdom
 Kimberly-Clark Holland Holdings B.V., Netherlands
 Kimberly-Clark Honduras S. de R.L., Honduras
 Kimberly-Clark (Hong Kong) Ltd., Hong Kong
 Kimberly-Clark Inc., Ontario, Canada
 Kimberly-Clark Integrated Services Corporation, Delaware
 Kimberly-Clark International Services Corporation, Delaware
 Kimberly-Clark International, S.A., Panama
 Kimberly-Clark Investment Corporation, Panama
 Kimberly-Clark Irish Finance Corporation Ltd., United Kingdom
 Kimberly-Clark Japan Ltd., Japan
*Kimberly-Clark Kenko Industria e Comercio Ltda., Sao Paulo, Brazil
 Kimberly-Clark Latin America, Inc., Delaware
 Kimberly-Clark Latin America Investments, Inc., Delaware
 Kimberly-Clark Lda., Portugal
 Kimberly-Clark Limited, United Kingdom
 Kimberly-Clark Luxembourg S.a.r.l., Luxembourg
 Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg

 Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
 Kimberly-Clark Mediterranean Finance Company Ltd., Malta
 Kimberly-Clark Michigan, Inc., Delaware
 Kimberly-Clark N.V., Belgium
 Kimberly-Clark Netherlands Holdings B.V., Netherlands
 Kimberly-Clark 000, Russia
 Kimberly-Clark Pacific Finance Company, Cayman Islands
 Kimberly-Clark Pacific Holdings Pty Limited, Australia
 Kimberly-Clark Paper (Guangzhou) Company Limited, People's Republic of China Kimberly-Clark Paper (Shanghai) Company Limited, People's Republic of China Kimberly-Clark Paraguay S.A., Paraguay
 Kimberly-Clark Pension Trusts Ltd., United Kingdom
 Kimberly-Clark Pennsylvania, LLC, Delaware
 Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., People's Republic
    of China
 Kimberly-Clark Personal Hygienic Products Company Limited, Beijing, People's
    Republic of China
*Kimberly-Clark Peru S.A., Peru
 Kimberly-Clark PHC International, Inc., Delaware
*Kimberly-Clark Philippines Inc., Philippines
 Kimberly-Clark Philippine Holdings, Inc., Philippines
 Kimberly-Clark Poland Sp. z.o.o., Poland
 Kimberly-Clark Poland Holdings Sp. z.o.o., Poland
 Kimberly-Clark Products (Malaysia) Sdn. Bdh., Malaysia
*Kimberly-Clark Pudumjee Limited, India
 Kimberly-Clark Puerto Rico, Inc., Delaware
 Kimberly-Clark Pulp, Inc., Delaware
 Kimberly-Clark S.L., Spain
 Kimberly-Clark Sales Corporation B.V., Netherlands
 Kimberly-Clark Scandinavia A/S, Denmark
 Kimberly-Clark Services Asia-Pacific, Australia
*Kimberly-Clark SID, S.A., Dominican Republic
 Kimberly-Clark Singapore Pte. Ltd., Singapore
 Kimberly-Clark Singapore Finance Pte. Ltd., Singapore
 Kimberly-Clark S.N.C., France
*Kimberly-Clark of South Africa (Pty.) Limited, South Africa
*Kimberly-Clark Southern African (Holdings) (Pty) Ltd., South Africa
 Kimberly-Clark S.p.A., Italy
 Kimberly-Clark s.r.l., Italy
 Kimberly-Clark SUD, S.p.A., Italy
 Kimberly-Clark Taiwan, Cayman Islands
 Kimberly-Clark Technical Products, Inc., Delaware
 Kimberly-Clark Thailand Limited, Thailand
 Kimberly-Clark Tissue do Brasil Limitada, Brazil
 Kimberly-Clark Trading Limited Liability Company, Hungary
 Kimberly-Clark Trading (Malaysia) Sdn. Bdh., Malaysia
 Kimberly-Clark Treasury Asia-Pacific, Australia

 Kimberly-Clark U.K. Operations Limited, United Kingdom
 Kimberly-Clark Ukraine LLC, Ukraine
 Kimberly-Clark Uruguay S.A., Uruguay
*Kimberly-Clark Venezuela, C.A., Venezuela
 Kimberly-Clark Ventures, LLC, Delaware
 Kimberly-Clark Vietnam Co., Ltd., Vietnam
 Kimberly-Clark West Indies Finance Company, Cayman Islands
 Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia Kimberly-Clark Worldwide Taiwan Investment Ltd., Taiwan, Republic of China Kimberly-Clark Worldwide, Inc., Delaware
*Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*KIMNICA, S.A., Nicaragua
*KS&J Industria e Comecio Ltda., Brazil
 La Ada de Acuna, S.A. de C.V., Mexico
 La Compania Que Innova, S.A. de C.V., Mexico
*Larrylind Land Corporation (Pty.) Limited, South Africa
*Leslie D. Frankel (Pty.) Limited, South Africa
 Linostar S.p.A., Italy
*Manlak Investments (Pty.) Limited, South Africa
 Mimo Argentina S.A., Argentina
 Mimo Brasil Limitada, Brazil
*Mimo Chile S.A., Chile
 Mimo Uraguay S.A., Uraguay
*Mimobliaria S.A., Ecuador
 Minnetonka Limitada, Brazil
 Minnetonka Overseas Investments Limited, Cayman Islands
*Molett Marketing Limited, Israel
 Mountain Tree Farm Company, Washington
*Neenah and Menasha Water Power Company, Wisconsin
 Northfleet Terminal Limited, United Kingdom
 Nueva Arizona, S.A., Argentina
 1194127 Ontario Inc., Ontario, Canada
*Ovisan Syhhi Bez Sanay Ve Ticaret a.s., Turkey
*Papeles Absorbentes, S.A., Guatemala
*Papeles del Cauca S.A., Colombia
 Plastic Engineered Products Company, Ohio
 Portola S.L., Spain
*Productos Industriales Diversos, Costa Rica
 P.T. Kimberly-Lever Indonesia, Indonesia
*Rakefet Marketing & Trading Services Ltd., Israel
*Reforpel Cia Limitada, Ecuador
 Ridgeway Insurance Company Limited, Bermuda
*S.A. Paper Processing (1956) (Pty.) Limited, South Africa
 Safeskin (B.V.I.) Limited, British Virgin Islands
 Safeskin Corporation, Florida

 Safeskin Corporation (Malaysia) Sdn. Bhd., Malaysia
 Safeskin Corporation (Thailand) Limited, Thailand
 Safeskin Healthcare (Thailand) Limited, Thailand
 Safeskin Industries (Thailand) Limited, Thailand
 Safeskin Latex (Thailand) Limited, Thailand
 Safeskin Medical & Scientific (Thailand) Limited, Thailand
 Safeskin Scientific Corporation, California
 Safeskin Scientific Corporation (Malaysia) Sdn. Bhd., Malaysia
 Scott CB Holding Company, Delaware
 Scott S.A., France
 Scott Paper Company, Delaware
*Scott Paper Co. de Costa Rica S.A., Costa Rica
*Scott Paper Co. Honduras S.A. de C.V., Honduras
 Scott Paper Eastern China Inc., Delaware
 Scott Paper Overseas Finance Ltd., Cayman Islands
 Scott Trading Ltd., Thailand
 Servicios Papeleros Centroamericanos, S.A., El Salvador
*Shikma Improvement of Individual Life Limited, Israel
 S-K Corporation, Taiwan
 Syzygy, Inc., Delaware
 Taiwan Scott Paper Corporation, Taiwan
 Tawneydown-ALFA BmbH (Inactive), Germany
 TELA-Kimberly Papiervertriebs GmbH, Switzerland
 TELA-Kimberly Deutschland GmbH, Germany
 TELA-Kimberly Switzerland GmbH, Switzerland
 Three Rivers Timber Company, Washington
 Tri-Med Specialties, Inc., Kansas
*YuHan-Kimberly, Limited, Korea



* Indicates a company that is not wholly owned directly or indirectly by the Corporation.